CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated December 15, 1999 included in Hudson United Bancorp's Current Report on Form 8-K for the year ended December 31, 1998 into Hudson United's previously filed Registration Statements on Form S-8.



ARTHUR ANDERSEN LLP
Roseland, New Jersey
December 15, 1999